INVESTMENT MANAGER AGREEMENT


                                 by and between


                         Integon Re (Barbados), Limited

                                       and

                          BlackRock International, Ltd.







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INVESTMENT MANAGER AGREEMENT

     THIS AGREEMENT, made as of the 8th day of February, 2000, by and between Integon Re (Barbados), Limited (hereinafter called the "Company") and BlackRock International, Ltd. (hereinafter called the "Manager").

                                   WITNESSETH:

     WHEREAS, the Company has all requisite authority to appoint one or more investment managers to supervise and direct the investment and reinvestment of a portion of all of the assets of the Company;

     THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

1. Appointment and Status as Investment Manager; Delegation of Duties. The Company hereby appoints the Manager as an "Investment Manager." The Manager does hereby accept said appointment by its execution of this Agreement. The Manager does also acknowledge that it is a fiduciary with respect to the assets under management and assumes the duties, responsibilities and obligations of a fiduciary. The Company acknowledges that some or all of the Manager's rights and obligations under this Agreement, including its appointment as investment manager to the Company, may be delegated by the Manager to BlackRock Financial Management, Inc.

2. Representations by Company. The Company represents and warrants that (a) it has all requisite authority to appoint the Manager hereunder, (b) the terms of the Agreement do not conflict with any obligation by which the Company is bound, whether arising by contract, operation of law or otherwise and (c) this Agreement has been duly authorized by appropriate corporate action.

3. Management Services. The Manager shall be responsible for the investment and reinvestment of those assets designated by the Company as subject to the Manager's management (which assets, together with all additions, substitutions and alterations thereto are hereinafter called the "Account"). The Account may include all securities and instruments described in Exhibit A or appropriate to effect the strategies described therein. The Company does hereby delegate to the Manager all of its powers, duties and responsibilities with regard to such investment and reinvestment and hereby appoints the Manager as its agent in fact with full authority to buy, sell or otherwise effect investment transactions involving the assets in its name and for the Account. Said powers, duties and responsibilities shall be exercised exclusively by the Manager pursuant to and in accordance with its fiduciary responsibilities and the provisions of this Agreement. In deciding on a proper investment of the Account, the Manager shall consider the following factors as communicated in writing to the Manager by the Company from time to time: a) the Company's financial needs such as liquidity,
b) applicable laws, and c) the Account's Investment Guidelines attached as Exhibit A. In addition, in accordance with the Manager's guidelines in effect from time to time, the Manager or its agent is authorized, but shall not be required, to vote, tender or convert any securities in the Account; to execute waivers, consents and other instruments with respect to such securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities; and the Manager shall not incur any liability to the Company by reason of any exercise of, or failure to exercise, any such discretion in the absence of gross negligence or bad faith.



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4.  Accounting  and Reports.  The Manager shall furnish the Company with monthly appraisals of the Account, performance tabulations, a summary of purchases and sales and such other reports as shall be agreed upon from time to time. The Manager shall also reconcile accounting, transaction and asset- summary data with custodian reports in accordance with the Manager's standard procedures. In
addition,   the  Manager   shall   communicate   and  resolve  any   significant
discrepancies with the custodian.

5. Other Services. The Manager shall, on invitation, attend meetings with representatives of the Company to discuss the position of the Account and the immediate investment outlook, or shall submit its views in writing as the Company shall suggest from time to time.

6. Compensation. For services hereunder, the Manager shall be compensated in accordance with Exhibit B, attached hereto. If the management of the Account commences or ends at any time other than the beginning or end of a calendar quarter, the quarterly fee shall be prorated based on the portion of such calendar quarter during which this Agreement was in force.

7. Custodian. The securities in the Account shall be held by a custodian duly appointed by the Company and the Manager is authorized to give instructions to the custodian with respect to all investment decisions regarding the Account. Except as provided in Paragraph 3 above, nothing contained herein shall be deemed to authorize the Manager to take or receive physical possession of any of the assets for the Account, it being intended that sole responsibility for safekeeping thereof (in such investments as the Manager may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to the Manager's direction shall rest upon the custodian.

8. Brokerage. The Company hereby delegates to the Manager sole and exclusive authority to designate the brokers or dealers through whom all purchases and sales on behalf of the Account will be made. The Manager will determine the rate or rates, if any, to be paid for brokerage services provided to the Account. The Manager agrees that securities are to be purchased through such brokers as, in the Manager's best judgment, shall offer the best combination of price and execution. The Manager, in seeking to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. Accordingly, the Manager's selection of a broker or dealer for transactions for the Account may take into account such relevant factors as (i) price, (ii) the broker's or dealer's facilities, reliability and financial responsibility, (iii) when relevant, the ability of the broker to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of the order, (iv) the broker's or dealer's recordkeeping capabilities and (v) the research and other services provided by such broker or dealer to the Manager which are expected to enhance its general portfolio management capabilities (collectively, "Research"), notwithstanding that the Account may not be the exclusive beneficiary of such Research.

9.  Confidential   Information.   All  information   regarding   operations  and
investments of the Company shall be regarded as confidential by the Manager.



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10. Directions to the Manager.  All directions by or on behalf of the Company to the Manager shall be in writing signed by any two of the following:


         Name                                    Title

     Ronald W. Jones                             Vice President, Finance
     Michael R. Boyce                            Secretary
     Peter R.P. Evelyn                           Director

     The Manager shall be fully protected in relying upon any direction in accordance with the previous paragraph with respect to any instruction, direction or approval of the Company, and shall be so protected also in relying upon a certification duly executed on behalf of the Company as to the names of persons authorized to act for it and in continuing to rely upon such certification until notified by the Company to the contrary.

     The Manager shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper persons or to any statement reasonably contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

11. Liabilities of the Manager and the Company. The Company acting in good faith shall not be liable for any act or omission of the Manager in connection with the Manager's discharge of its duties; provided, however, this limitation shall not act to relieve the Company from any responsibility or liability for any fiduciary responsibility, obligation or duty. The Manager, its officers, directors and employees, acting in good faith shall not be liable, and shall be indemnified by the Company against any and all losses, damages, costs, expenses (including reasonable attorneys' fees), liabilities, claims and demands, for any action, omission, information or recommendation in connection with this Agreement, except in the case of the Manager's or such officer's, director's or employee's actual misconduct, gross negligence, willful violation of any applicable statute or reckless disregard for its duties; provided, however, this limitation shall not act to relieve the Manager, its officers, directors and employees from any responsibility or liability for any responsibility, obligation or duty which the Manager or such officer, director or employee may have under any applicable securities act.

12. Non-Exclusive Management. The Company understands that the Manager will continue to furnish investment management and advisory services to others, and that the Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from those made to the Account. The Company further understands that the Manager, its affiliates, and any officer, director, stockholder, employee or any member of their families may or may not have an interest in the securities whose purchase and sale the Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Manager, or any of its affiliates, or any officer, director, stockholder, employee or any member of their families, or other investors may take with respect thereto.



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13.  Aggregation  and  Allocation  of  Orders.  The  Company  acknowledges  that circumstances may arise under which the Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Manager's clients' accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Company acknowledges that, while the Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis, the Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Account, the Manager may average the various prices and charge or credit the Account with the average price.

14. Conflict of Interest. The Company agrees that the Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Manager's, or affiliates of the Manager's officers, directors, or employees are directors or officers, or companies as to which the Manager or any of the Manager's affiliates or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information, unless the Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Company or discloses such conflict to the Company prior to rendering such advice or services with respect to the Account.

     From time to time, when determined by the Manager in its capacity of a fiduciary to be in the best interest of the Company, the Account may purchase securities from or sell securities to another account managed by the Manager at prevailing market levels in accordance with the procedures under Rule 17a- 7(b) of the Investment Company Act of 1940 and other applicable law.

15. Effective Period of Agreement and Amendments. This Agreement shall become effective on the date hereof. Any amendment to this Agreement shall be written and signed by both parties to the Agreement.

16. Resignation or Removal of the Manager. The Manager may be removed by the Company or may resign upon 30 days' notice in writing. On the effective date of the removal or resignation of the Manager or as close to such date as is reasonably possible, the Manager shall provide the Company with a final report containing the same information as required by paragraph 4 above.

17. Assignment. Except as otherwise specifically set forth in this Agreement, no assignment of this Agreement by the Manager may be made without the consent of the Company, and any such assignment made without such consent shall be null and void for all purposes. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.



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18.  Severable.  Any term or  provision  of this  Agreement  which is invalid or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of the Agreement in any jurisdiction.

19. Applicable Law. This Agreement shall be construed pursuant to, and shall be governed by, the laws of Scotland.

20. Web-site. The Manager, at the Company's request, will provide access to its account information electronically, via the world wide web, based upon the Company's use of a BlackRock issued user id and password. The Company acknowledges and agrees the world wide web is a continually growing medium and the Manager does not make any warranty regarding the security related to the world wide web. The Company must be aware there is no absolute guaranteed system or technique to fully secure information made available over the web. The Company agrees that it will not share its user id, password and access to information provided electronically with any third party.

21. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Manager:

                        BlackRock International, Ltd.
                        7 Castle Street
                        Edinburgh EH2 3AM Scotland
                        United Kingdom
                        Attn:  Gordon Anderson, Portfolio Manager

With a copy to:
                        BlackRock Financial Management, Inc.
                        345 Park Avenue, 30th Floor
                        New York, NY 10154
                        Attention: Robert Connolly, General Counsel

                        or by facsimile to (212) 409-3744

if to the Company:
                        One Financial Place
                        Collymore Rock
                        St. Michael, Barbados W.I.

or such other name or address as may be given in writing to the other party. All notices hereunder shall be sufficient if delivered by facsimile, telex, or overnight mail. Any notices shall be deemed given only upon actual receipt.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the date first above written.

INTEGON RE (BARBADOS), LIMITED

By:      /s/ Ronald W. Jones
         _______________________________

Name:    Ronald W. Jones

Title:   Vice President, Finance

BLACKROCK INTERNATIONAL, LTD.

By:      /s/ Laurence D. Fink
         _______________________________

Name:    Laurence D. Fink

Title:   Chairman



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                         Integon Re (Barbados), Limited
                        Investment Guidelines (Exhibit A)


The Portfolio           The Integon Re (Barbados) Portfolio (the Portfolio) is a
                        separate account managed by BlackRock International, Ltd. for the benefit of Integon Re (Barbados), Limited
                        (the Company).

Investment Objective    The Portfolio's  investment objective  is to  provide  a
                        total  return   that  exceeds  the  total return  of the
                        Lehman Intermediate Aggregate Index (the Index).

Duration Guidelines     The  Portfolio  will  be  managed  to  have  a  targeted
                        duration within a band of+/-20% around the duration of the Index.

Asset Guidelines        Following are the eligible investments:

                        (i) U.S. Treasury and agency securities;

                        (ii) Agency and non-agency mortgage-backed securities backed by loans secured by residential, multifamily and commercial properties including, but not limited to pass-throughs, CMOs, REMICs, SMBS, project loans, construction loans, and adjustable rate

                        (iii) obligations of domestic and foreign corporations and banks, including Yankees and eurobonds;

                        (iv) asset-backed securities;

                        (v) taxable municipal securities

                        (vi) money market instruments

                        The Portfolio may purchase private placement or Rule 144A securities.

Asset Allocation        Except for Treasury or Agency  debentures, pass-throughs
                        or REMICs, no more than 5% of the Portfolio's assets may be invested in securities of a single issuer.

Credit Criteria         Securities must be rated investment grade or better by a
                        nationally recognized credit rating agency at the time of purchase. Split rated credits will be considered to have the higher credit rating.

                        Securities rated BBB or equivalent are limited to 10% of portfolio net assets.



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                        In the event  that a Portfolio  investment is downgraded
                        below  these  credit quality guidelines,  the Investment
                        Manager  shall   notify  the  Company   and  provide  an
                        evaluation and a recommended course of action.

                        Money market instruments must be rated A-1 or P or better at the time of purchase.

Tax Consideration       The  Portfolio's assets  will not  be invested   in  any
                        securities or sweep funds that to the knowledge of the Manager at the time of purchase or investment, are subject to U.S. withholding tax.

Other Investment
Practices               Temporary cash balances may be invested by BlackRock in
                        a money market instrument (A1/P1 or better, less than 390 days) or in a client approved sweep vehicle not subject to U.S. withholding tax.

                        The Portfolio may purchase securities on a when-issued basis or for forward delivery.

                        The Portfolio may enter into repurchase agreements collateralized 102% with U.S. Government securities or mortgage securities as defined above. The maximum term of these agreements will be 90 days, and the collateral must be marked-to-market daily.

                        The Portfolio may enter into covered dollar rolls on mortgage securities. Covered agreements will be defined as having similar maturities.

Reinvestment of Income  All investment  income  of  the  Portfolio  and  capital gains, if any, will be added to the assets of the Portfolio, unless otherwise directed by the Company.

Custodian               Comerica Bank



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                                    Exhibit B

As compensation for rendering services under the Investment Manager Agreement, the Manager shall be paid a quarterly Management Fee in arrears according to the Fee Schedule provided below. All assets managed by the Manager for the companies General Mechanical Reinsurance Company, Limited, Motors Mechanical Reinsurance Company, Limited, Integon Re (Barbados), Limited and any other related entities, except if otherwise agreed to, will be consolidated under this Fee Schedule. The Management Fee will be based on the net asset value of the combined portfolios at the end of each calendar quarter.

Fee Schedule:

Aggregate Portfolio Net Assets                       Fee (bps)
-------------------------------                      ---------
First $50 million                                    25
Assets over $50 million                              6.5